EXHIBIT 10.2

Interest Transferring Agreement

Party A: Hubei Zenith Airbeck Pharmaceutical Co., Ltd.
Party B: Hubei Pharmaceutical Group Ltd. U.S.A.
Party C: Xiangfan Sanli Company of Hubei Zenith Group

The three Parties come to consensus and sign the agreement in line with the companies’ actual operational needs as well as the Memorandum of Association and the Contract of Founding (Joint Venture) Hubei United Pharmaceutical Co., Ltd., signed by Party A and Party B.
1.    Both Party A and Party B agree that Party B will transfer its actually invested interest to Party C at the price of 0.98 million yuan (RMB), which was audited and evaluated by an agency according to the manufacture and operation status of Hubei United Pharmaceutical Co., Ltd. from March 1, 2004 to July 31, 2004.
2.    Party C agrees to accept all the interest Party B holds in Hubei United Pharmaceutical Co., Ltd. at the price of 0.98 million yuan (RMB), and to undertake relevant liabilities. Party C declares that it is not responsible for the civil behaviors and disputes of Hubei United Pharmaceutical Co., Ltd. before the interest transferring and the registration of Xiangfan administrations of industry and commerce; as for the civil behaviors and disputes after the interest transferring and the registration of Xiangfan administrations of industry and commerce, if Party A and Party B should undertake the liabilities jointly or separately, Party C will not be responsible, either. Party A and Party B agree the above declaration of Party C.
3.    As to the civil behaviors and disputes of Hubei United Pharmaceutical Co., Ltd. happened during the preparation period and the operation period (including those not discovered yet), Party A and Party B declare that they will handle those issues according to different conditions with the following methods.
•	For the issues that are not passed unanimously by the board of directors, or the civil behaviors and disputes aroused unilaterally by Party A or Party B in name of Hubei United Pharmaceutical Co., Ltd., the civil responsibilities should be borne alone by the party who has conducted them.
•	For the resolutions made unanimously by the board of directors and the civil disputes caused by normal manufacture and operation of the Company, the economic responsibilities will be undertaken by Party A and Party B in accordance with their investment proportions recorded in the Company’s Memorandum of Association and acknowledged and paid by the shareholders.
•	For all the operation behaviors of Party B that are irrelevant to Hubei United Pharmaceutical Co., Ltd. and Hubei Zenith Airbeck Pharmaceutical Co., Ltd., the responsibilities will be borne by Party B.
4.    According to the laws and statutes of China, the sales tax of the interest transferring will be paid by Hubei Pharmaceutical Group Ltd. U.S.A.
5.    Party A, B and C will be jointly responsible for altering or nullifying the registration of the enterprises with foreign investment. Party A and Party C will be responsible for the registration alteration of the new company.
6.    Party B makes sure that it will cut off all the relationships with Hubei United Pharmaceutical Co., Ltd., and that it will stop using any intangible assets or tangible assets of Hubei Zenith Airbeck Co., Ltd. and Hubei United Pharmaceutical Co., Ltd. Besides, Party B will quit using the words of “Hubei Pharmacy” inside China. Otherwise, it will bear the compensation liabilities for tort.
7.    Party A agrees to help deal with the frozen funds of Party B in Xiangfan. As soon as the funds are unfrozen, Party A will transfer them to the bank account appointed by Party B.
8.    The agreement is signed by the representatives of Party A, B and C in Xiangfan, China, and is reported to the relevant examination and approval departments of the local government for approving or putting on record. The agreement has 9 copies, which are held separately by Party A, Party B, Party C, the Company, the Economy Development Bureau of Xiangfan Hi-tech Industrial Development Zone, the foreign investment section of Xiangfan Bureau of Commerce, and the foreign investment section and the registration branch of Xiangfan Administration of Industry and Commerce. All the copies are equally authentic.
9.    The agreement has both Chinese and English versions. If there are any discrepancies between the two versions, the Chinese version will be deemed binding.

Party A: Hubei Zenith Airbeck Pharmaceutical Co., Ltd.
Legal representative (or representative)

Party B: Hubei Pharmaceutical Group Ltd. U.S.A.
Legal representative (or representative)

Party C: Xiangfan Sanli Company of Hubei Zenith Group
Legal representative (or representative)